Exhibits 10.12

LEASE

This Lease (the “Lease”) is made and entered into effective as of the 1st day of September 2011, by and between MPM Heartland House, LLC, a limited liability company organized under the laws of the State of Delaware (“Landlord”) and Aratana Therapeutics, Inc., a corporation organized under the laws of the Delaware (“Tenant”).

1. Definitions.

A. Specific Definitions. As used throughout this Lease, the following terms have the following meanings:

1)	Landlord: MPM Heartland House, LLC, a Delaware limited liability company.

2)	Tenant: Aratana Therapeutics, Inc., a Delaware corporation.

3)	Premises: a) The area shown outlined in Exhibit A on an exclusive access basis, consisting of one individual office (Office 201) on the second floor, b) the area shown outlined in Exhibit B on a Shared Access basis, and c) two parking spaces.

4)	Building: The building, consisting of an office building on the above-described real property, located at 1901 Olathe Boulevard, Kansas City, Wyandotte County, Kansas, which Building and its underlying land is described more particularly as follows:

LOTS 179,180,181,182,183,184,185, AND 186, IN MUEHLEBACH PLACE, NOW IN AND A PART OF KANSAS CITY, WYANDOTTE COUNTY, KANSAS.

5)	Land: The real property on which the Building is situated.

6)	Purpose: Office space for Tenant’s use.

7)	Tenant’s Notice Address: 1901 Olathe Blvd, Kansas City, KS 66103.

8)	Landlord’s Notice Address: 1901 Olathe Blvd, Kansas City, KS 66103.

9)	Term: Twelve (12) months, commencing on September 1, 2011, and ending on August 30, 2012. In the event this Lease is extended beyond this latter date, “Term” means the end of any such extension period unless the context indicates otherwise.

10)	Rent: $24,000.00 per year, payable in equal quarterly installments of $6,000.00 per quarter, in advance, on the first day of each quarter of the Lease Term, with the first installment paid upon execution of the Lease.

11)	Security Deposit: $4,000.00 to secure the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term, with the security deposit being paid upon execution of the Lease.

12)	Anniversary Date: Twelve months after the first day of the month in which possession of the Premises is delivered to Tenant.

13)	Shared Access: Tenant may share use of certain space according to policies and procedures put in place by Landlord, such policies and procedures giving proportionate access and priority to tenants of the Building.

B. General Definitions. As used throughout this Lease, the following words have the meanings set out after such words unless the context in which they appear clearly indicates otherwise.

1)	Alteration. Any addition or change to, or modification of, the Premises made by Tenant after any initial fixturing period, including, but not limited to, the installation of fixtures, Tenant’s trade fixtures, and Tenant’s improvements as defined in this Lease.

2)	Authorized Representative. Any officer, agent, employee, or independent contractor retained or employed by either party, acting within the authority given him or her by that party.

3)	Damage. Death, injury, deterioration, or loss to a person or injury, deterioration, or loss to property caused by another person’s acts or omissions.

4)	Damages. Monetary compensation or indemnity that can be recovered in the courts by any person who has suffered damage to the person, property, or rights of such person through another’s act or omission.

5)	Destruction. Any damage, as defined in this Lease, to or disfigurement of the Premises.

6)	Encumbrance. Any deed of trust, mortgage, or other written security device or agreement affecting the Premises, and the note or other obligation secured by it.

7)	Expiration. The coming to an end of the time specified in this Lease as its duration, including any extension of the Term, if applicable.

8)	Good Condition. The good physical condition of the Premises and each portion of the premises, including, but not limited to, signs, windows, appurtenances, and Tenant’s personal property as defined in this Lease. “In good condition” means first class, neat, and broom clean, and is equivalent to similar phrases referring to physical adequacy in appearance and for use.

9)	Hold harmless. To defend and indemnify from all liability, losses, penalties, damages as defined in this Lease, costs, expenses (including, but not limited to, attorney fees), causes of action, claims or judgments arising out of or related to any damage, as defined in this Lease, to any person or property.

10)	Law. Any judicial decision, constitution, statute, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties or the Premises, or both, in effect either at the time of execution of this Lease or at any time during the Term, including, but not limited to, any regulation or order of a quasi-official entity or body (such as, board of fire examiners or public utilities).

11)	Lender. Beneficiary, mortgagee, secured party, or other holder of an encumbrance, as defined in this Lease.

12)	Lien. Charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act. Most of the liens referred to in this Lease are mechanics’ liens.

13)	Maintenance. Repairs, replacement, repainting, and cleaning.

14)	Person. One or more human beings or legal entities or other artificial persons, including, but not limited to, partnerships, corporations, limited liability companies, trusts, estates, associations, and any combination of human beings and legal entities.

15)	Provision. Any term, agreement, covenant, condition, clause, qualification, restriction, reservation, or other stipulation in this Lease that defines or otherwise controls, establishes, or limits the performance required or permitted by either party.

16)	Rent. Rent, prepaid rent, security deposit, and other similar charges payable by Tenant to Landlord.

17)	Restoration. Reconstruction, rebuilding, rehabilitation, and repairs that are necessary to return destroyed portions of the Premises and other property to substantially the same physical condition as they were in immediately before the destruction.

18)	Successor. Any assignee, transferee, personal representative, heir, or other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of either party.

19)	Tenant’s improvements. Any addition to or modification of the Premises made by Tenant before, at, or after commencement of the Term, including, but not limited to, fixtures (but not including Tenant’s trade fixtures, as defined in this Lease).

20)	Tenant’s personal property. Tenant’s equipment, furniture, merchandise, and movable property placed in or on the Premises by Tenant, including Tenant’s trade fixtures, as defined in this Lease.

21)	Tenant’s trade fixtures. Any property installed in or on the Premises by Tenant for purposes of trade, manufacture, ornament, or related use.

22)	Termination. The ending of the Term for any reason before expiration, as defined in this Lease.

2. Delay in Delivery of Possession.

A. If Landlord is unable to deliver possession of the Premises by the date specified for the commencement of the Term as a result of causes beyond Landlord’s reasonable control, Landlord shall not be liable for any damage caused for failing to deliver possession, and this Lease shall not be void or voidable.

B. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant, but the Term shall not be extended by the delay.

3. Leasing and Payment of Rent.

A. Landlord leases to Tenant and Tenant rents from Landlord the Premises for the Term and upon the Rent as defined in Section 1. Tenant agrees to pay to Landlord each installment of Rent, in advance on the first day of each month during the Term with the Rent for the first month of the Term to be paid upon the execution of this Lease.

B. The Rent shall be paid by Tenant to Landlord, without deduction or offset, in lawful money of the United States of America, at the Landlord’s Notice Address or to such other person or at such other place as Landlord may from time to time designate in writing.

C. No security or guaranty that may now or subsequently be furnished Landlord for the payment of the Rent or for performance by Tenant of the other covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the Premises, or to any action that Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.

4. Security. Tenant shall pay to Landlord upon the execution of this Lease the security deposit required in Section 1, Paragraph A, Subparagraph (11). Landlord shall not be required to segregate the security deposit from its other funds and no interest shall accrue or be payable with respect to it.

5. Use of Premises. The Premises are leased to Tenant for the purpose set forth in Section 1, Paragraph A, Subparagraph (6) and for no other purposes.

6. Alterations; Mechanics’ Liens.

A. Tenant shall not make, directly or indirectly, any alterations without first obtaining the written consent of Landlord.

B. Any alteration shall become at once a part of the realty and belong to Landlord subject, however, to Landlord’s right to require removal and restoration as provided in Section 15 of this Lease.

C. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant.

D. Tenant agrees that, if Tenant shall make any alterations of the Premises, it will not take such action until thirty days after receipt by it of the written consent of Landlord required by this Section in order that Landlord may post appropriate notices to avoid any possible liability with respect to mechanics’ liens or other such claims. Tenant shall at all times permit such notices to be posted and to remain posted until the completion and acceptance of the work. Consent to alterations shall not be unreasonably withheld; however, notwithstanding the foregoing, due to the historic nature of the Building, Landlord may, in its sole discretion, withhold consent for any alterations that in its opinion would alter the historic characteristics of the Building.

7. Work to be performed by Landlord. Landlord shall not be required to perform any work upon the Premises of any type or nature unless a special agreement to that effect is expressed in a rider attached to and forming a part of this Lease, and then only to the extent such work is set forth in the rider. To be effective, the rider shall be signed by both Landlord and Tenant and shall clearly identify its applicability to this Lease.

8. Restrictions on Use.

A. No use shall be made or permitted to be made of the Premises, nor acts done, that will increase the existing rate of insurance upon the Building, or cause a cancellation of any insurance policy covering the Building, or any part of it, nor shall Tenant sell, or permit to be kept, used, or sold, in or about the Premises any article that may be prohibited by the standard form of fire insurance policy. Tenant shall, at Tenant’s sole cost and expense, comply with any and all requirements pertaining to the Premises of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Building and appurtenances.

B. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any unlawful or objectionable purposes.

C. Tenant shall not commit, or suffer to be committed, any waste upon the Premises or any nuisance (public or private) or other act or thing of any kind whatsoever that may disturb the quiet enjoyment or cause unreasonable annoyance of any other Tenant in the Building.

9. Compliance with Law. Tenant shall, at its sole cost and expense, comply with all laws pertaining to Tenant’s use of the Premises, and shall faithfully observe all laws in the use of the Premises. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party to it or not, that Tenant has violated any law in the use of the Premises shall be conclusive of that fact as between Landlord and Tenant. Without limiting the generality of the above, the duties of Tenant under this provision shall include the making of all such alterations of the Premises as may be required by law by reason of the particular manner or mode of use of the Premises by Tenant, or occasioned by reason of the failure of Tenant to maintain or repair the Premises as required under this Lease.

10. Indemnity and Exculpations; Insurance.

A. Exculpation and Indemnity. Neither party shall be liable to the other party for any damage to the other party or the other party’s property (except for that which is caused directly by a party to the other party’s property), and each party waives all claims against the other party for damage to person or property (except for that which is caused directly by a party to the other party). A party’s obligation under this Section to indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified.

B. Public Liability and Property Damage Insurance. Tenant at Tenant’s cost shall maintain public liability and property damage insurance with liability limits of not less than $1,000,000 and $500,000 per occurrence, and property limits of not less than $100,000 per occurrence insuring against all liability of Tenant and Tenant’s authorized representatives arising out of and in connection with Tenant’s use or occupancy of the Premises.

C. All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 10, Subparagraph A. Both parties shall be named as additional insureds, the policy shall contain cross-liability endorsements, and shall be primary insurance as far as Landlord is concerned.

D. Increase in Amount of Public Liability and Property Damage Insurance. Not more frequently than every five years, if, in the opinion of Landlord’s lender or of an insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as reasonably required by either Landlord’s lender or Landlord’s insurance broker.

E. Waiver of Subrogation. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and the Building and other improvements in which the Premises are located, and to the fixtures, personal property, Tenant’s improvements, and alterations of either Landlord or Tenant in or on the Premises and the Building and other improvements in which the Premises are located that are caused by or result from risks insured against under any fire and extended coverage insurance policies carried by the parties and in force at the time of any such damage. Tenant shall cause each insurance policy obtained by Tenant to provide that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any damage covered by any policy.

F. Other Insurance Matters. All the insurance required under this Lease shall:

1)	Be issued by insurance companies authorized to do business in the State of Kansas, with a financial rating of at least “A”, as rated in the most recent edition of Best’s Insurance Reports.

2)	Contain an endorsement requiring 30 days’ written notice from the insurance company to both parties and Landlord’s lender before cancellation or change in the coverage, scope, or amount of any policy.

3)	Be renewed not less than 30 days before expiration of the term of the policy.

Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Term and on each renewal of the policy.

11. Hazardous Material. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge or spill any “Hazardous Material” (as defined below), or permit any of the same to occur, or permit any Hazardous Materials to leak or migrate, on or about the Premises. The term “Hazardous Material” for purposes hereof shall mean any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, including, without limitation, petroleum-based products, diesel fuel, solvents, lead, radioactive materials, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, polychlorinated biphenyls (PCB’s) and similar compounds, and any other items that now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which requires investigation or remediation under any Law or governmental policy. Without limiting the generality of the foregoing, “Hazardous Material” includes any item defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “regulated substance” or “toxic substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., Clean Water Act, 33 U.S.C. Sections 1251 et seq., Safe Drinking Water Act, 14 U.S.C. Sections 300f et seq., Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., Atomic Energy Act of 1954, 42 U.S.C. Sections 2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

12. Utilities.

A. Landlord shall furnish to the Premises, during reasonable hours of generally recognized business days (and at other times as Tenant may reasonably require), to be determined by Landlord, and subject to applicable laws and regulations and the rules and regulations of the building, water, electricity, and Internet access suitable for the use of the Premises for general office purposes, heat, air-conditioning, janitorial service of Shared Spaces, and elevator service. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements that Landlord may prescribe for the proper functioning and protection of such heating, ventilating, and air-conditioning system, if any. Landlord shall provide snow removal, lawn maintenance, garbage collection, and general security of the Building. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord’s failure to furnish any of the above when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for loss of business or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the above. Tenant shall pay for all services and utilities not furnished by Landlord, including but not limited to telephone and cable television.

B. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including but not limited to, electronic data-processing machines and copying machines) that will in any way increase the amount of electricity or water usually furnished or supplied for the use of the Premises for general office purposes or connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electric current or water. If Tenant shall require water or electric current in excess of that customarily furnished or supplied to other Tenants of the Building for use of their Premises for general office purposes, Tenant shall first procure the consent of Landlord, which Landlord may refuse, and Landlord may cause an electric-current or water meter to be installed in the Premises so as to measure the amount of excess electric current or water consumed by Tenant. The cost of any such meter and of installation, maintenance, and repair shall be paid by Tenant. Tenant agrees to pay to Landlord promptly upon demand the cost of all such excess water and electric current consumed, as shown by such meters, at the rates charged for such services by the local public utility furnishing them, plus any additional expense incurred in keeping account of the excess electric current or water so consumed.

Personal Property Taxes. All property taxes assessed by any governmental body upon Tenant’s personal property and Tenant’s improvements shall be paid by Tenant and, should these taxes be applied in any manner to the real property taxes, Tenant, upon demand, will pay such personal property taxes to Landlord who in turn will pay them to the proper tax collector.

13. Repair.

A. By taking possession of the Premises leased under this Lease, Tenant accepts the Premises as being in good sanitary order, condition, and repair.

B. Tenant, at Tenant’s sole cost and expense, shall keep the Premises and every part of it in good condition and repair {normal wear-and-tear excluded), except for damage to it by fire, earthquake, natural disasters or the elements.

C. Tenant waives all rights to make repairs at the expense of Landlord as provided in any law, statute, or ordinance now or subsequently in effect.

D. Upon the expiration or earlier termination of the lease Term, Tenant shall surrender the Premises to Landlord in the same condition as when received, except for ordinary wear and tear and damage by fire, earthquake, natural disasters, or the elements.

E. No representations respecting the conditions of the Premises or the Building have been made by Landlord to Tenant except as specifically stated in this Lease.

14. Restoration of Premises. Tenant agrees that prior to the expiration of the Term of this Lease, or upon the earlier termination of this Lease, or upon Tenant’s unlawful abandonment of the Premises, whichever occurs first, Tenant will leave the Premises in the same condition as when received, except for reasonable wear and tear, loss by fire or other casualty, and natural disasters. If Tenant made any alteration or improvement of the Premises, with or without Landlord’s consent as required by the terms of this Lease, Tenant will in all cases restore the Premises substantially to their original condition as of the inception of the Term of this Lease (except for wear and tear, loss by fire or other casualty, and natural disasters), unless Landlord has expressly set forth in writing that a particular alteration or improvement shall not be removed.

15. Entry by Owner. Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times for purposes of inspection, maintenance, or making repairs or additions to, or alterations of, any other portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required, or for the purpose of posting notices of non-liability for alterations or repairs, or for the purpose of placing upon the Premises any usual or ordinary “for sale” or “for rent” signs, without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises occasioned by such acts. Tenant shall permit Landlord, at any time within 60 days prior to the expiration of this Lease, to place upon such Premises any usual or ordinary “for rent” or “to lease” signs.

16. Estoppel Certificates. Tenant shall at any time and from time to time, upon not less than 30 days prior written request by Landlord, execute, acknowledge, and deliver to such party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there has been any modification of this Lease, that it is in full force and effect as modified and stating the modification or modifications); there are no defaults existing (or if there is any claimed default, stating its nature and extent); and the dates to which the rent and other charges have been paid in advance. It is expressly understood and agreed that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the estate of Landlord, or any lender or prospective assignee of any lender on the security of the Premises or the property of which it is a part or any part of it, and by any third person.

17. Abandonment of Premises. Tenant shall not vacate or abandon the Premises at any time during the Term. If Tenant abandons, vacates, or surrenders the Premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned. At the sole option of Landlord, such property may be removed and (a) stored in any public warehouse or (b) elsewhere at the cost of and for the account of Tenant.

18. Removal of Trade Fixtures of Tenant at End of Term. Tenant may, and upon the request of Landlord shall, remove all trade fixtures installed in the Premises by Tenant at the expiration or termination of the Term of this Lease, or any renewal of this Lease, provided that such removal may be effected without damage to the Premises.

19. Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, accepted by Landlord, or the mutual cancellation of this Lease, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

20. Holding Over. Any holding over after the expiration of the Term of this Lease without the consent of Landlord shall be construed to be a tenancy from month-to-month at a rent equal to the rent payable if this Lease were still in force and effect.

21. Grace Period.

A. No default or breach of any of the covenants and conditions of this Lease shall exist on the part of Landlord or Tenant until the party claiming default or breach shall serve upon the other a written notice, as provided in this Lease, specifying with particularity the covenant or condition of which the party is alleged to be in default, and that the other party has failed to perform or observe such covenant or condition, as the case may be, within 10 days after the serving of such notice on it.

B. In the event, however, that any penalty be incurred or created or interest be charged by reason of lapse of time due to the failure or omission of such party to have performed or observed such covenant or condition, then the party shall bear and pay such penalty or discharge such interest as additional rental under this Lease.

C. The above grace period shall not apply to rent payments or other payments required of Tenant under this Lease, the time of such payments being of the essence of this Lease.

D. If either party shall be delayed or prevented from the performance of any act required by this Lease by reason of natural disaster, strikes, lockouts, labor troubles, inability to procure materials, restrictive laws, or other cause, without fault and beyond the reasonable control of the party obligated (financial inability excepted), performance of such act shall be extended for a period equivalent to the period of such delay, provided, however, that nothing in this section shall excuse Tenant from the prompt payment of any rent or other charge required of Tenant except as may be expressly provided elsewhere in this Lease.

22. Landlord’s Remedies upon Default. Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive but are in addition to any remedies now or later allowed by law.

A. Landlord shall have the right either to terminate Tenant’s right to possession of the Premises and thus terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right to possession of the Premises. Should Landlord elect to terminate Tenant’s right to possession of the Premises and terminate this Lease, then Landlord shall have the immediate right of entry and may remove all persons and property from the Premises. The property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination, Landlord, in addition to any other rights and remedies, shall be entitled to recover from Tenant the worth at the time of award of the amount by which the unpaid rent for the balance of the Term of this Lease after the time of award exceeds the amount of such rental loss that the Tenant could have reasonably avoided. The worth at the time of award of the amount referred to in this Section shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Kansas City at the time of the award plus 2%. Prior to such award, Landlord may re-let the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform Tenant’s obligations under this Lease.

B. Any proof of Tenant of the amount of rent loss that could have reasonably been avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. The two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of rent loss that could have been reasonably avoided for the balance of the Term of this Lease after the time of award. The decision of the majority of the licensed real estate brokers shall be final and binding upon the parties to this Lease.

C. As used in this Lease, the term “time of award” shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as set forth in this Lease or the date of entry of any determination, order, or judgment of any court, or other legally constituted body, or any arbitrators determining the amount recoverable, whichever occurs first.

D. Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect, for so long as Landlord does not terminate Tenant’s right to possession of the Premises (in spite of the fact that Tenant may have abandoned the Premises), then Landlord, in addition to all other rights and remedies that Landlord may have at law or in equity, shall have the right to enforce all of Landlord’s rights and remedies under this Lease. In spite of any such election to have this Lease remain in full force and effect, Landlord may at any later time elect to terminate Tenant’s right to possession of the Premises and thus terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default. For the purposes of Landlord’s right to continue this Lease in effect upon Tenant’s breach or default, Landlord’s acts to maintain or preserve the Premises, or to re-let them, or to seek the appointment of a receiver to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

E. In the event Landlord elects, upon breach or default of this Lease by Tenant, to keep this Lease in full force and effect, Landlord may, as attorney-in-fact of Tenant, from time to time sublet the Premises or any part of it for such Term and at such rent and upon such other terms as Landlord in Landlord’s sole discretion may deem advisable. Upon each such subletting, (1) Tenant shall be immediately liable to pay to Landlord, in addition to indebtedness other than rent due under this Lease, the cost of such subletting and any reasonably necessary alterations and repairs, incurred by Landlord, and the amount by which the rent under this Lease for the period of such subletting (to the extent such period does not exceed the Term of this Lease)

exceeds the amount agreed to be paid as rent for the Premises for the period of subletting, or (2) at the option of Landlord, rents received from the subletting shall be applied: first, to payment of indebtedness other than rent due under this Lease from Tenant to Landlord; second, to the payment of costs of the subletting and of any reasonably necessary alterations and repairs; third, to payment of rent due and unpaid under this Lease; and the residue, if any, shall be held by Landlord and applied in payment of future rents as they become due under this Lease. If Tenant has been credited with any rent to be received by the subletting under option (1) and the rent has not been promptly paid to Landlord by the subtenant, or if the rent received from the subletting under option (2) during any month is less than that to be paid during that month by Tenant under this Lease, then Tenant shall pay any such deficiency to Landlord. The deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. In spite of any such subletting without termination, Landlord may at any later time elect to terminate this Lease for such previous breach. At Landlord’s option and application, a receiver for Tenant shall be appointed to take possession of the Premises and to exercise Landlord’s right to sublet the Premises as attorney-in-fact for Tenant and to apply any rent collected from the Premises as provided in this Lease.

F. Nothing in this section affects the right of Landlord to indemnification for liability arising prior to the termination of this Lease for personal injuries or property damage where this Lease provides for such indemnification.

G. If Tenant shall be in default in the performance of any covenant to be performed under this Lease, then, after notice and without waiving or releasing Tenant from the performance of the covenant, Landlord may, but shall not be obligated to, perform any such covenant, and in exercising any such right pay necessary and incidental costs and expenses in connection with it. All sums so paid by Landlord, together with interest on it at the maximum rate of interest per annum allowed by law, shall be deemed additional rental and shall be payable to Landlord on the next rent-paying day.

H. Rent not paid when due shall bear interest at the maximum rate of interest per annum allowed by law from the date due until paid.

23. Attorney Fees on Default. If either Landlord or Tenant shall obtain legal counsel or bring an action against the other by reason of the breach of any covenant, warranty, or condition of this Lease or otherwise arising out of this Lease, the unsuccessful party shall pay to the prevailing party reasonable attorney fees, which shall be payable whether or not such action is prosecuted to judgment. The term “prevailing party” shall include, but not be limited to, a party who obtains legal counsel or brings an action against the other by reason of the other’s breach or default and obtains substantially the relief sought whether by compromise, settlement, or judgment.

24. Insolvency. The occurrence of any of the following events shall constitute a breach of this Lease by Tenant and a default under this agreement: (1) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant; (2) a general assignment by Tenant for the benefit of creditors; or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act.

25. Assignment or Subletting.

A. Tenant shall not assign this Lease or any interest in it and shall not sublet the Premises or any part of it or any right or privilege appurtenant to this Lease or permit any other person (the agents and employees of Tenant excepted) to occupy or use the Premises or any portion of it without first receiving the written consent of Landlord. Landlord agrees not to unreasonably withhold such consent but may in lieu of granting consent terminate this Lease. A consent to one assignment, subletting, or occupation and use by another person shall not be deemed to be a consent to any other or further assignment, subletting, or occupation nor a waiver of the provisions of this Section, except as to the specific instance covered by it. Any such assignment, subletting, or occupation without consent shall be void and shall at the option of Landlord terminate this Lease. This Lease and any interest in it shall not be assignable as to the interest of Tenant by operation of law without the written consent of Landlord.

B. In the event Tenant contemplates an action under Section 26, Paragraph A, Tenant shall give Landlord 30 days’ written notice of Tenant’s intention to sublease or assign this Lease. Such notice shall constitute an offer by Tenant to Landlord to terminate this Lease and the future rights and obligations of the parties under this Lease. Landlord may accept the offer by giving written notice of acceptance to Tenant within 10 days of Landlord’s receipt of Tenant’s notice of intention to sublet or assign. Upon such acceptance, this Lease shall terminate as of the end of the calendar month in which the notice of acceptance is given to Tenant. Tenant shall then surrender the Premises to Landlord and the provisions of this Lease applicable to termination upon expiration of the Term shall apply. Such termination shall not relieve either party from liability for any breach or default occurring prior to termination.

C. Tenant shall have the right in the event of a merger, consolidation, reorganization, or recapitalization, whether or not Tenant survives as the surviving corporation, to assign or transfer this Lease to such surviving corporation. In the event Tenant contemplates making an assignment or transfer as provided in this Section 26, Paragraph C, Tenant shall give 30 days’ notice to Landlord of its intent to make the assignment or transfer and shall furnish to Landlord all pertinent information as to the book value of the proposed assignee. Upon assignment or transfer, as provided in this section, the liability of Tenant shall terminate and Landlord shall look to the assignee for performance under this Lease, provided the assignee agrees in writing to be bound by the terms and conditions of this Lease as though an original signatory.

D. Except as otherwise expressly provided in this Lease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants, and conditions of this Lease unless Landlord consents.

E. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease. Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease, except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

F. In no event shall Tenant assign this Lease or sublet the Premises, or any portion of it, to any then-existing or prospective Tenant of the Building.

G. Tenant agrees to pay to Landlord the sum of $500 to reimburse Landlord for all expenses, including attorney fees, incurred by Landlord in connection with any requested and reasonably permitted assignment or subleasing. Such sum shall be in addition to any other attorney fees and costs allowed under this Lease.

26. Transfer by Landlord; Release from Liability. In the event Landlord shall sell or transfer the Building or any part of it and as a part of such transaction shall assign its interest as Landlord in and to this Lease, then from the effective date of such sale, assignment, or transfer Landlord shall have no further liability under this Lease to Tenant except as to any matters of liability that have accrued and are unsatisfied as of such date, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding upon Landlord and its successors and assigns only during their respective periods of ownership of the fee or leasehold estate, as the case may be.

27. Damage to or Destruction of Premises.

A. In the event of a partial destruction of the Premises from any cause covered by Landlord’s standard fire and extended coverage insurance, Landlord shall immediately repair such destruction provided the cost of repair does not exceed the insurance proceeds and such repairs can be made within 60 days. However, partial destruction shall in no way annul or void this Lease, but Tenant shall be entitled to a proportionate reduction of rent while repairs are being made. If partial destruction was caused by any risk not covered by Landlord’s insurance, or if the cost of repair exceeds the insurance proceeds payable, Landlord may, at its option, make such repairs, provided the repairs can be made within 60 days, and this Lease shall remain in full force and effect.

B. If Landlord does not elect to make repairs, it is not obligated to make, or if repairs cannot be made within days, or if repairs cannot be made under law, this Lease may be terminated at the option of either party.

C. In the event the Building is destroyed to the extent of not less than 50% of the replacement cost of it, Landlord may elect to terminate this Lease, whether the Premises are injured or not and without liability to Tenant.

D. A total destruction of the Premises, or of the Building, shall terminate this Lease.

E. In the event of any dispute between Landlord and Tenant relative to the provisions of this Section, they shall submit their dispute to arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall be final and binding upon both Landlord and Tenant, and the cost of the arbitration shall be borne equally between them.

28. Eminent Domain.

A. If all or any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party to this Lease shall have the right, at its option, to terminate this Lease upon notice given within 30 days after the date of such taking or appropriation.

B. If all or any part of the Building shall be taken or appropriated by any public or quasi-public authority under any power of eminent domain, Landlord may terminate this Lease upon notice given within 30 days after the date of such taking or appropriation.

C. In either of the above-stated events, Landlord shall be entitled to, and Tenant upon demand of Landlord shall assign to Landlord, any rights of Tenant to any and all income, rent, award, or any interest whatsoever that may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease.

D. If a part of the Premises shall be so taken or appropriated and neither party to this agreement shall elect to terminate the Lease, the rent subsequently to be paid shall be equitably reduced.

29. Subordination to Mortgages and Deeds of Trust. This Lease shall be subject and subordinate at all times to all ground and underlying Leases that may now exist or subsequently be executed affecting the Building and/or the Land and to the lien of any encumbrance in any amount or amounts whatsoever now or subsequently placed on or against the Building and/or Land or on or against any ground or underlying Lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination. In spite of the above, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to such ground or underlying Leases and to the lien of any such encumbrance as may be required by Landlord.

30. Effect of Exercise of or Failure to Exercise Rights by Landlord. Neither the exercise of nor failure to exercise any right, option, or privilege under this Lease by Landlord shall exclude Landlord from exercising any and all other rights, options, or privileges under this Lease, nor shall such exercise or non-exercise relieve Tenant from Tenant’s obligation to perform each and every covenant and condition to be performed by Tenant under this Lease, or from damages or other remedy for failure to perform or meet the obligations of this Lease.

31. Waiver.

A. The waiver by Landlord of any breach of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition, or of any subsequent breach of such term, covenant, or condition, or of any other term, covenant, or condition in this Lease.

B. The acceptance of rent under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease other than Tenant’s breach in failing to pay the particular rent so accepted, regardless of Landlord’s knowledge of such additional preceding breach at the time of the acceptance of rent.

32. Notices. All notices to be given to Tenant may be given in writing personally or by depositing the notices in the United States mail, postage prepaid, and addressed: if to Tenant, at Tenant’s notice address as set forth in Section 1, Paragraph A, Subparagraph (7) or at such other place or places as Tenant may from time to time designate in writing; if to Landlord, at Landlord’s notice address as set forth in Section 1, Paragraph A, Subparagraph (8), or at such other place or places as Landlord may from time to time designate in writing.

33. Representations. This Lease represents the entire agreement of the parties with respect to the parties’ rights and duties under it. Tenant acknowledges that neither Landlord nor any agent, servant, or representative of Landlord, or any person purporting to act on Landlord’s behalf, has made any representation, warranty, or statement with respect to the amount of taxes that may or will be assessed against the Premises or about the cost of any insurance required to be secured by Tenant under this Lease or any other matter relating to this Lease that is not expressly covered in this Lease. With respect to such matters, Tenant is relying upon Tenant’s own independent investigation and sources of information, and Tenant expressly waives any right Tenant might otherwise have under the law to rescind this Lease or to claim damages by reason of the fact that such taxes or assessments or costs of insurance may be in excess of any sum deemed reasonable by Tenant, or in excess of any amount Tenant anticipated paying under this Lease.

34. Notice of Surrender or Termination. At least 60 days before the last day of the Term of this Lease, Tenant shall give to Landlord a written notice of intention to surrender the Premises on that date, but nothing contained in this Lease shall be construed as an extension of the Term or as consent of Landlord to any holding over by Tenant.

35. Execution. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

36. Time is of the Essence. Time is of the essence of this Lease and each and all of its provisions.

37. Entire Agreement; Amendment. This Lease contains all the agreements of the parties with respect to the subject matter and cannot be amended or modified except by a written agreement.

38. Negation of Partnership. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

39. Provisions are Covenants and Conditions. All provisions, whether stated as covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

40. Use of Definitions. The definitions contained at the beginning of and in the text of this Lease shall be used to interpret this Lease.

41. Severability. The invalidity, illegality, or unenforceability of any provision of this Lease shall not render the other provisions invalid, illegal, or unenforceable.

42. Captions. The headings of the sections of this Lease are descriptive and for convenience only, are not a part of this Lease, and shall have no effect on the construction or interpretation of this Lease.

43. Successors. The provisions of this Lease will, subject to the provisions as to assignment, apply to and bind the heirs, successors, administrators, and executors of the parties.

44. Applicable Law. This Lease will be construed and interpreted in accordance with the laws of the State of Kansas.

45. Counterparts. This Lease may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument.

IN WITNESS WHEREOF, each party to this Lease has caused it to be executed on the date indicated below.

LANDLORD:
MPM HEARTLAND HOUSE, LLC
A Delaware Limited Liability Company

By:	/s/ Steven St. Peter
Name:	Steven St. Peter
Title:	Vice President

Date:	12/21/11

TENANT:
Aratana Therapeutics, Inc.
A Delaware Corporation

By:	/s/ David K. Rosen
Name:	David K. Rosen
Title:	President & COO

Date:	December 21, 2011

EXHIBITS A & B

SCHEMATIC DIAGRAM OF LEASED PREMISES